Exhibit 1

MGM MIRAGE

(a Delaware corporation)

5.875% Senior Notes Due 2014

UNDERWRITING AGREEMENT

February 20, 2004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representative of the several Underwriters

4 World Financial Center

New York, NY 10080

Ladies and Gentlemen:

MGM MIRAGE, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc. (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $225,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2014 (the “Notes”). Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc is also acting as a Joint Book-runner.

The Notes are to be issued pursuant to an indenture (the “Indenture”) between the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) who have guaranteed, pursuant to guarantees included in the Indenture (the “Subsidiary Guarantees”), the interest and other amounts payable on the Notes and U. S. Bank National Association, as trustee (the “Trustee”). The Notes and the Subsidiary Guarantees will be secured by certain property and assets of the Company and the Subsidiary Guarantors to the extent provided in the Collateral Documents (as defined in the Indenture) and subject to the terms of the Intercreditor Agreement (as defined in the Indenture).

The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (as amended to the date of this Agreement, the “Shelf Registration Statement”) on Form S-3 (No. 333-33200) including a prospectus relating to the registration of debt and common stock of the Company, including the Notes and the Subsidiary Guarantees pursuant to the Securities Act of 1933, as amended (the

“1933 Act”). The Company and the Subsidiary Guarantors have filed with the Commission a Registration Statement (as amended to the date of this Agreement) on Form S-3 to increase, pursuant to Rule 462(b) of the rules and regulations of the Commission promulgated under the 1933 Act (the “1933 Act Regulations”), the amount of securities registered under the Shelf Registration Statement (the “462(b) Registration Statement”, and together with the Shelf Registration Statement, the “Registration Statement”). The Company and the Subsidiary Guarantors have filed with, mailed for filing to, or shall promptly hereafter file with or transmit to the Commission a final prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees pursuant to Rule 424 of the 1933 Act Regulations. The Registration Statement has been declared effective by the Commission under the 1933 Act. The term “Basic Prospectus” means the prospectus (other than the prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees) included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the final prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Basic Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

SECTION 1. Representations and Warranties.

The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date on which the Closing Time (as defined in Section 2 below) occurs (such latter date, the “Closing Date”) as follows:

(a) At the time the Registration Statement became effective and at the Closing Time, the Registration Statement and the Prospectus complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

(b) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(c) The financial statements of the Company included in the Registration Statement and the Prospectus present fairly the respective financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the Company’s ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

(d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(f) Except in connection with the operation of MGM Grand Australia Pty, Ltd. or as disclosed in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America other than in connection with foreign marketing offices that are incidental to the Company’s marketing activities. Each of the subsidiaries of the Company listed on Schedule C hereto (collectively, the “Company Subsidiaries” and, individually, each a “Company Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its state or other jurisdiction of incorporation or formation. Each Company Subsidiary is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries considered as one enterprise. The Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Company Subsidiaries. All of the issued and outstanding capital stock of each Company Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for liens permitted under the Indenture as described under “Limitations on Liens” in the Prospectus.

(g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances or purchases, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, the exercise of convertible securities or the Company’s stock repurchase program referred to in the Prospectus); and the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable.

(h) Each of the Company and the Company Subsidiaries has all requisite corporate or limited liability company power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control Act, the Mississippi Gaming Control Act, the Gaming Control Act of 1933 of the Northern Territory of Australia and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in the Registration Statement and the Prospectus, and, except to the extent disclosed in the Registration Statement and the Prospectus with respect to the granting of a security interest in the Conditional Collateral (as defined in the Prospectus) under the Gaming Laws, to issue the Notes and execute the Subsidiary Guarantees. Except to the extent disclosed in the Registration Statement and the Prospectus with respect to the granting of a security interest in the Conditional Collateral under the Gaming Laws, the Company and each of the Company Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company, nor any Company Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof. Neither the Company nor any of the Company Subsidiaries has any reason to believe that any governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of the Company Subsidiaries or that such governmental or regulatory bodies are investigating the Company or any of the Company Subsidiaries or related parties (other than normal overseeing reviews by such bodies incident to the gaming activities and casino management activities of the Company and the Company Subsidiaries).

(i) Neither the Company nor any Company Subsidiary is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject except for any violation or default which, individually or in the aggregate, would not have a material adverse effect on the Company and the Company Subsidiaries considered as one enterprise; and the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of this Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject (except for the Collateral Documents), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Company Subsidiary or any applicable law, administrative regulation or administrative or court decree.

(j) No labor dispute with the employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, in either case which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

(k) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any Company Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any Company Subsidiary which are required to be filed as exhibits to the Registration Statement or otherwise included by the 1933 Act or by the 1933 Act Regulations which have not been so filed or included.

(l) The Company and the Company Subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “proprietary rights”) presently employed by them in connection with the business now operated by them, and neither the Company nor any Company Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any Company Subsidiary therein, and which failure, infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

(m) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes or the execution of the Subsidiary Guarantees, other than as required under Gaming Laws which have been obtained (except for the granting of a security interest in the Conditional Collateral as disclosed in the Registration Statement and the Prospectus), and except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the qualification of the Indenture under the 1939 Act.

(n) This Agreement has been duly authorized by the Company and the Subsidiary Guarantors, and at the Closing Time, will be duly executed and delivered by the Company and the Subsidiary Guarantors, and will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(o) The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and, at the Closing Time, will have been duly qualified under the 1939 Act and duly executed and delivered by the Company and the Subsidiary Guarantors and, at such time, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(p) The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(q) The Company has all requisite corporate power and authority to enter into this Agreement, the Indenture and the Collateral Documents and to carry out the provisions and conditions hereof and thereof, including, without limitation, the power and authority to grant and perfect the liens in the Collateral pursuant to the Collateral Documents.

(r) Each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to enter into this Agreement, the Indenture and the Collateral Documents and to carry out the provisions and conditions hereof and thereof, including, without limitation, the power and authority to grant and perfect the liens in the Collateral pursuant to the Collateral Documents.

(s) The Notes and the Indenture (including the Subsidiary Guarantees therein) will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(t) The Notes are and will be (i) senior in right of payment to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of the Company that may be subordinated to the Notes). The Notes constitute “Senior Indebtedness” with respect to the Company’s 9¾% Senior Subordinated Notes due 2007 and 8 3/8% Senior Subordinated Notes due 2011 (the “Subordinated Notes”).

(u) The Subsidiary Guarantee of each Subsidiary Guarantor is and will be (i) senior in right of payment to all subordinated indebtedness of the applicable Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of such Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of such Subsidiary Guarantor that may be subordinated to such Subsidiary Guarantee). The Subsidiary Guarantees constitute “Senior Indebtedness” with respect to the Subordinated Notes.

(v) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w) The Company has complied with the terms and conditions set forth in Section 4 of the Intercreditor Agreement and has not received any objection pursuant to the Intercreditor Agreement to the amendments to the Collateral Documents (as defined in the Intercreditor Agreement) pursuant to which the indebtedness and obligations under the Notes and the Subsidiary Guarantees will be included in the Obligations (as defined in the Intercreditor Agreement) secured thereby. The Notes and the Subsidiary Guarantee of each Subsidiary Guarantor, at the Closing Time, (i) will have been duly and validly designated Additional Qualified Obligations pursuant to Section 4 of the Intercreditor Agreement, (ii) will be Qualified Obligations and Credit Documents (in each case as defined in the Intercreditor Agreement) and (iii) will be secured equally and ratably with the other Obligations (as defined in the Intercreditor Agreement), on a first priority basis (subject to Permitted Liens), by all of the Collateral (as defined in the Intercreditor Agreement), except for the Conditional Collateral and certain real property collateral (not including any of the Principal Properties (as defined in the Prospectus)) for which lessor consent is required (the “Lessor Consent Property”). Upon receipt of the requisite filings or approvals for a pledge or security interest in the Conditional Collateral under the respective Gaming Laws, the Notes and the Subsidiary Guarantee of each Subsidiary Guarantor will be secured equally and ratably with the other Obligations (as defined in the Intercreditor Agreement), on a first priority basis (subject to Permitted Liens), by all of the Conditional Collateral.

(x) To the Company’s knowledge, (i) the Company is not the parent or an affiliate of any of the Underwriters, (ii) the Company is not the parent of a member (as defined in Rule 0120 of the National Association of Securities Dealers, Inc.) and (iii) none of the Underwriters or their respective associated persons, parents or affiliates have a conflict of interest with the Company. For purposes of this representation and warranty, “parent”, “affiliate” and “conflict of interest” are defined in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters: Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B hereto, the aggregate principal amount of Notes set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b) Pursuant to Rule 15c6-1(d) under the 1934 Act, settlement of this offering will be five (5) business days following the execution of this Agreement (the “Settlement Date”).

Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 40, Los Angeles, California 90067, or at such other place as shall be agreed upon by the Representative and the Company, at 6:00 A.M. (Las Vegas time) on the Closing Date (unless postponed in accordance with the provisions of Section 9) (such time and date of payment and delivery being herein called “Closing Time”).

(c) Payment shall be made to the Company by wire transfer to an account or sub-account designated by the Company prior to the Closing Time, against delivery to the Representative for the respective accounts of the Underwriters of the Notes to be purchased by them. Global certificates representing the Notes shall be delivered to The Depository Trust Company (“DTC”). Interests in the Underwriters’ Notes will be represented by book entries on the records of DTC as the Representative may request not less than two full business days in advance of the Closing Date. The Company agrees to have the global certificates, if any, available for inspection by the Representative in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

SECTION 3. Covenants of the Company.

The Company and each of the Subsidiary Guarantors, jointly and severally, covenants with each Underwriter as follows:

(a) The Company will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representative notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representative or counsel for the Underwriters shall object.

(c) The Company will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g) The Company will make generally available to its security holders as soon as practicable, but not later than 50 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Notes in conformity with the uses set forth in the Prospectus.

(i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) During the period from the date hereof to and including the Closing Date, the Company will not, without the Representative’s prior written consent, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes or securities similar to the Notes, or any securities convertible into or exchangeable or exercisable for any Notes or any such similar securities, except for Notes sold to the Underwriters pursuant to this Agreement.

(k) The Company will, from the date hereof until Closing Time and after Closing Time, use its commercially reasonable efforts to obtain the requisite governmental consents for the granting of a security interest in the Conditional Collateral and the requisite lessor consents for the granting of a security interest in the Lessor Consent Property and, upon receipt of such consents, execute and deliver the respective Collateral Documents.

SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of a Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (ix) any fees payable in connection with the rating of the Notes; and (x) the fee of the National Association of Securities Dealers, Inc. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors herein contained, to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(b) At Closing Time the Representative shall have received:

(1) The favorable opinion, dated as of Closing Time, of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit A hereto.

(2) The favorable opinion, dated as of the Closing Time, of Lionel Sawyer & Collins, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit B hereto.

(3) The favorable opinion, dated as of the Closing Time, of Sterns & Weinroth, A Professional Corporation, New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit C hereto.

(4) The favorable opinion of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit D hereto.

(5) The favorable opinion of Butler, Snow, O’Mara, Stevens & Cannada, PLLC, Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit E hereto.

(6) The favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, and covering the matters described in Exhibit F hereto.

(7) The favorable opinion, dated as of Closing Time, of Bryan Wright, Assistant General Counsel of the Company, and covering the matters described in Exhibit G hereto.

In giving their opinions required by subsections (b)(1) and (b)(6), respectively, of this Section, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP and Gibson, Dunn & Crutcher LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement), at the time it became effective or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the president or a vice president of the Company and of the secretary of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) except to the extent disclosed in the Registration Statement and the Prospectus with respect to the granting of a security interest in the Conditional Collateral under the Gaming Laws, all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Notes and the execution of the Subsidiary Guarantees have been obtained, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(d) At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1934 Act and the regulations promulgated thereunder; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the regulations promulgated thereunder; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the regulations promulgated thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Registration Statement, or (B) the unaudited amounts of revenues, operating income, income from operations and net income set forth under “Selected Consolidated Financial and Other Data” in the Prospectus were not determined on a basis consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(e) At Closing Time the Representative shall have received from Deloitte & Touche LLP, independent public accountants, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(f) At Closing Time, the Notes shall be rated at least Ba1 stable by Moody’s Investors Service, Inc. and BB+ stable by Standard & Poor’s Ratings Group, and the Company shall have delivered to the Representative a letter, dated as of or prior to the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings; and, subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (A) there shall not have occurred a downgrading in the rating or outlook assigned to the Notes or any of the Company’s other debt securities by any nationally recognized securities rating agency, and (B) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company’s other debt securities.

(g) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

SECTION 6. Indemnification and Contribution.

(a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity in Section 6(a) from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person from whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the first and second sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not liable for any of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Subsidiary Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and the Subsidiary Guarantors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.

SECTION 8. Termination of Agreement.

(a) This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Representative, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, attention of General Counsel, and notices to the Company shall be directed to it at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of Gary N. Jacobs, Executive Vice President, General Counsel and Secretary.

SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise expressly provided herein.

SECTION 13. Agreement Regarding Tracinda. The Underwriters hereby agree that in the event (i) there is any breach or default or alleged breach or default by the Company under this Agreement or (ii) the Underwriters have or may have any claim arising from or relating to the terms hereof, the Underwriters shall not commence any lawsuit or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or Tracinda Corporation (collectively, “Tracinda”), unless Tracinda shall have commenced a lawsuit or otherwise initiated any claim against the Underwriters arising from or relating to this Agreement (a “Tracinda Action”). The Underwriters hereby further agree that unless a Tracinda Action has been commenced: (i) Tracinda shall not have any liability whatsoever with respect to this Agreement or any matters relating to or arising from this Agreement, including any alleged breach of or default under this Agreement by the Company; and (ii) the Underwriters shall not assert or permit any party claiming through it to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to this Agreement or any alleged breach or default under this Agreement by the Company. In addition, the Underwriters agree that Tracinda is not a party to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

MGM MIRAGE

By:	/s/ BRYAN WRIGHT
Name:	Bryan Wright
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Joined in and agreed to and accepted by the

following Subsidiary Guarantors as of the date first above written:

AC Holding Corp., a Nevada corporation

AC Holding Corp. II, a Nevada corporation

Beau Rivage Distribution Corp., a Mississippi corporation

Beau Rivage Resorts, Inc., a Mississippi corporation

Bellagio, LLC, a Nevada limited liability company

Bellagio II, LLC, a Nevada limited liability company

Boardwalk Casino, Inc., a Nevada corporation

Bungalow, Inc., a Mississippi corporation

Country Star Las Vegas, LLC, a Nevada limited liability company

Destron, Inc., a Nevada corporation

EGARIM, Inc., an Alabama corporation

Grand Laundry, Inc., a Nevada corporation

LV Concrete Corp., a Nevada corporation

M.I.R. Travel, a Nevada corporation

MAC, CORP., a New Jersey corporation

Metropolitan Marketing, LLC, a Nevada limited liability company

MGM Grand Atlantic City, Inc., a New Jersey corporation

MGM Grand Condominiums, LLC, a Nevada limited liability company

MGM Grand Detroit, Inc., a Delaware corporation

MGM Grand Hotel, LLC, a Nevada limited liability company

MGM Grand New York, LLC, a Nevada limited liability company

MGM Grand Resorts, LLC, a Nevada limited liability company

MGM MIRAGE Advertising, Inc., a Nevada corporation

MGM MIRAGE Aviation Corp., a Nevada corporation

MGM MIRAGE Corporate Services, a Nevada corporation

MGM MIRAGE Design Group, a Nevada Corporation

MGM MIRAGE Development, Inc., a Nevada corporation

MGM MIRAGE Entertainment and Sports, a Nevada corporation

MGM MIRAGE International, a Nevada corporation

MGM MIRAGE Manufacturing Corp., a Nevada corporation

MGM MIRAGE Operations, Inc., a Nevada corporation

MGM MIRAGE Retail, a Nevada corporation

MH, Inc., a Nevada corporation

Mirage Laundry Services Corp., a Nevada corporation

Mirage Leasing Corp., a Nevada corporation

Mirage Resorts, Incorporated, a Nevada corporation

MMNY Land Company, Inc., a New York corporation

MRGS Corp., a Nevada corporation

New PRMA Las Vegas, Inc., a Nevada corporation

New York-New York Hotel & Casino, LLC, a Nevada limited liability company

PRMA Land Development Company, a Nevada corporation

PRMA, LLC, a Nevada limited liability company

Restaurant Ventures of Nevada, Inc., a Nevada corporation

The April Cook Companies, a Nevada corporation

The Mirage Casino-Hotel, a Nevada corporation

The Primadonna Company, LLC, a Nevada limited liability company

Treasure Island Corp., a Nevada corporation

VidiAd, a Nevada corporation

By:	/s/ BRYAN WRIGHT
Name:	Bryan Wright
Title:	Assistant Secretary

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ CHRISTOPHER BALDWIN
Name:	Christopher Baldwin
Title:	Director

For itself and as Representative of the other Underwriters

named in Schedule A hereto.

Schedule A

Name of Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$56,250,000
Citigroup Global Markets Inc.	$56,250,000
Banc of America Securities LLC	$56,250,000
Deutsche Bank Securities Inc.	$56,250,000

Schedule B

MGM MIRAGE

$225,000,000 OF 5.875% SENIOR NOTES DUE 2014

1. The initial public offering price shall be 99.441% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. After the initial public offering, the public offering price may be changed.

2. The purchase price to be paid to the Company by the Underwriters for the Notes shall be 99.35% of the principal amount thereof.

3. The interest rate on the Notes shall be 5.875% per annum.

Schedule C

Company Subsidiaries

AC Holding Corp. II, a Nevada corporation

AC Holding Corp., a Nevada corporation

Beau Rivage Distribution Corp., a Mississippi corporation

Beau Rivage Resorts, Inc., a Mississippi corporation

Bellagio, LLC, a Nevada limited liability company

Bellagio II, LLC, a Nevada limited liability company

Boardwalk Casino, Inc., a Nevada corporation

Bungalow, Inc., a Mississippi corporation

Country Star Las Vegas, LLC, a Nevada limited liability company

Destron, Inc., a Nevada corporation

Diamond Darwin Pty Ltd., an Australian corporation

Diamond Leisure Pty Ltd., an Australian corporation

EGARIM, Inc., an Alabama corporation

Fernbank Pty Ltd., an Australian corporation

Grand Laundry, Inc., a Nevada corporation

LV Concrete Corp., a Nevada corporation

M.I.R. Travel, a Nevada corporation

MAC, CORP., a New Jersey corporation

Metropolitan Marketing, LLC, a Nevada limited liability company

MGM Grand Atlantic City, Inc., a New Jersey corporation

MGM Grand Australia Pty Ltd., an Australian corporation

MGM Grand Condominiums, LLC, a Nevada limited liability company

MGM Grand Detroit, Inc., a Delaware corporation

MGM Grand Detroit, LLC, a Delaware limited liability company

MGM Grand Detroit II, LLC, a Delaware limited liability company

MGM Grand Diamond, Inc., a Nevada corporation

MGM Grand Hotel, LLC, a Nevada limited liability company

MGM Grand International, PTE Ltd, a Singapore corporation

MGM Grand New York, LLC, a Nevada limited liability company

MGM Grand Resorts, LLC, a Nevada limited liability company

MGM MIRAGE Advertising, Inc., a Nevada corporation

MGM MIRAGE Aviation Corp., a Nevada corporation

MGM MIRAGE Corporate Services, a Nevada corporation

MGM MIRAGE Design Group, a Nevada Corporation

MGM MIRAGE Development, Inc., a Nevada corporation

MGM MIRAGE Development, Ltd. (incorporated under the laws of England and Wales)

MGM MIRAGE Entertainment and Sports, a Nevada corporation

MGM MIRAGE International Hong Kong Limited, a Nevada corporation

MGM MIRAGE International, a Nevada corporation

MGM MIRAGE Macao, LLC, a Nevada corporation

MGM MIRAGE Manufacturing Corp., a Nevada corporation

MGM MIRAGE Marketing, Ltd., a Hong Kong corporation

MGM MIRAGE Online Isle of Man Holdings, Ltd. (incorporated in the Isle of Man)

MGM MIRAGE Online Isle of Man, Ltd. (incorporated in the Isle of Man)

MGM MIRAGE Online Services United Kingdom, Ltd. (incorporated under the laws of England and Wales)

MGM MIRAGE Online United Kingdom, Ltd.

MGM MIRAGE Online, Holdings, Guernsey, Limited (incorporated in Guernsey)

MGM MIRAGE Online, LLC, a Nevada corporation

MGM MIRAGE Operations, Inc., a Nevada corporation

MGM MIRAGE Retail, a Nevada corporation

MGM MIRAGE UK HOLDING COMPANY, INC., a Nevada corporation

MGMM Insurance Company, a Vermont corporation

MH, Inc., a Nevada corporation

Mirage Laundry Services Corp., a Nevada corporation

Mirage Leasing Corp., a Nevada corporation

Mirage Resorts, Incorporated, a Nevada corporation

MMNY Land Company, Inc., a New York corporation

MRGS Corp., a Nevada corporation

New PRMA Las Vegas, Inc., a Nevada corporation

New York-New York Hotel & Casino, LLC, a Nevada limited liability company

PRMA Land Development Company, a Nevada corporation

PRMA, LLC, a Nevada limited liability company

Restaurant Ventures of Nevada, Inc., a Nevada corporation

Territory Property Trust, an Australian corporation

The April Cook Companies, a Nevada corporation

The Mirage Casino-Hotel, a Nevada corporation

The Primadonna Company, LLC, a Nevada limited liability company

Treasure Island Corp., a Nevada corporation

VidiAd, a Nevada corporation

Exhibit A

Opinion matters covered by

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP,

counsel to the Company

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture, the Notes and the Collateral Documents to which it is a party.

(iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

(iv) Each Company Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation. Each Company Subsidiary has all requisite corporate or limited liability company power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and Prospectus but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture, the Subsidiary Guarantees and the Collateral Documents to which it is a party and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise. Assuming that the Company acquired such shares in good faith and without knowledge of any adverse claim, to the best of such counsel’s knowledge, all of the issued and outstanding capital stock of each Company Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for liens under the Collateral Documents and liens permitted under the Indenture).

(v) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

(vi) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or, to the best of their knowledge and information, proceedings therefor initiated or threatened by the Commission.

(vii) At the time the Registration Statement became effective and at the Closing Time, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(ix) The information in the Prospectus under “Description of the Notes,” “Description of Our Long Term Debt” and “Description of Debt Securities,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

(x) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference, where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Notes and the Subsidiary Guarantees contemplated herein and in the Prospectus, except (a) as disclosed in the Registration Statement, (b) with respect to the Conditional Collateral or such authorizations, approvals, consents or orders under the Gaming Laws that have been obtained; or (c) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law or the qualification of the Indenture under the 1939 Act; and, to the best of their knowledge and information, the execution, delivery and performance of this Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (except for Liens pursuant to the Collateral Documents) upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise or (B) the charter or by-laws of the Company or any Company Subsidiary.

(xii) To the best of their knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xiii) The Indenture, the Notes and the Collateral Documents have been duly authorized by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture and the Collateral Documents constitute, and the Notes (when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor) will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors’ rights generally or by general equitable principles, and except that certain provisions of the Indenture and the Notes may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada. We express no opinion with respect to enforceability of the pledge of the Conditional Collateral.

(xiv) The Indenture, the Subsidiary Guarantees and the Collateral Documents to which they are a party contained within the Indenture have been duly authorized, executed and delivered by the Subsidiary Guarantors and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitute valid and binding agreements of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors’ rights generally or by general equitable principles, and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada. Nevada law requires approval under the Nevada Gaming Laws prior to the sale, disposition or distribution of slot machines or other gaming devices or in order to operate or conduct gaming activities at a gaming facility or to receive the proceeds from either of the foregoing.

(xv) The Notes and the Subsidiary Guarantees are in the form contemplated by the Indenture.

(xvi) The Indenture has been duly qualified under the 1939 Act.

(xvii) The Notes, the Subsidiary Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

(xviii) The Notes and the Subsidiary Guarantees constitute “Senior Indebtedness” with respect to the Company’s 9¾% Senior Subordinated Notes due 2007 and 8 3/8% Senior Subordinated Notes due 2011.

(xix) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

(xx) The Notes and the Subsidiary Guarantee of each Subsidiary Guarantor are Qualified Obligations within the meaning given to that term by the Intercreditor Agreement and the designation of the Notes and such Subsidiary Guarantees as “Qualified Obligations” under the Intercreditor Agreement is permitted by the Credit Documents (as defined in the Intercreditor Agreement), and assuming that (i) the execution, delivery and performance of the Intercreditor Agreement was within the power of the parties thereto, (ii) the Intercreditor Agreement has been duly authorized, executed and delivered, (iii) the Intercreditor Agreement does not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the parties thereto are subject, and (iv) the Intercreditor Agreement is enforceable against the parties thereto as a matter of Nevada law, then to the extent California or Delaware law applies, we are not aware of any California or Delaware law that would render ineffective the agreements of such parties contained in the Intercreditor Agreement to the effect that the Liens held by the Collateral Agent shall be for the equal, ratable and pari passu benefit of the Creditor Groups (as defined in the Intercreditor Agreement) to the extent of their respective Qualified Obligations, except as otherwise set forth in the Intercreditor Agreement, and except as the enforcement of the Intercreditor Agreement may be limited as set forth in the opinions of counsel delivered in connection with the Intercreditor Agreement.

(xxi) Assuming that (i) the execution, delivery and performance by PRMA Land Development Company, a Nevada corporation (“Trustor”), of the California Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of February 13, 2002, as amended by that certain Amendment to Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated as of September 17, 2003, by that certain Second Amendment to Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated as of November 24, 2003, and by that certain Third Amendment to Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated as of January     , 2004 (the “Third CA Mortgage Amendment”) (as amended, the “Mortgage”), are within the power of the respective parties thereto, (ii) such Mortgage has been duly authorized, executed and delivered, (iii) such Mortgage does not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the respective parties thereto are subject, and (iv) such Mortgage was properly filed and indexed with the appropriate governmental body, then to the extent California or Delaware law applies, the Mortgage secures the obligations described in the New Guaranty (as defined in the Mortgage) (as such New Guaranty has been amended by Omnibus Amendment No. 1 to Guaranties dated as of September 17, 2003, Omnibus Amendment No. 2 to Guaranties dated as of November 24, 2003 and Omnibus Amendment No. 3 to Guaranties dated as of January     , 2004) given under the Intercreditor Agreement executed by the grantors thereof, equally, ratably and on a pari passu basis with the other Qualified Obligations described in the Intercreditor Agreement, except as the enforcement of each such California Mortgage may be limited as set forth in the opinions of counsel delivered in connection with the Intercreditor Agreement. The Mortgage remains the legal, valid and binding obligation of the Trustor continuing to be enforceable in accordance with its terms after giving effect to the Third CA Mortgage Amendment, except as the enforcement of the Mortgage may be limited as set forth in our opinion of counsel, dated February 13, 2002, delivered in connection with the Intercreditor Agreement.

In giving its opinions required by subsection (b)(1) of Section 5, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP shall be entitled to rely on the opinions of internal counsel to the Company and Lionel Sawyer and Collins with respect to Nevada law matters, Butler, Snow, O’Mara, Stevens & Cannada, PLLC with respect to Mississippi law matters and Sterns & Weinroth with respect to New Jersey law matters.

Exhibit B

Opinion matters covered by Lionel Sawyer & Collins,

Nevada counsel to the Company

(i) Each of the domestic Company Subsidiaries identified as Nevada entities on Schedule C hereto (the “Nevada Subsidiaries”) that is a corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Nevada Subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada.

(ii) Each of the Nevada Subsidiaries has all requisite corporate or limited liability company power and authority to enter into, deliver and perform its specific obligations under this Agreement, the Indenture, its Subsidiary Guarantee and the Collateral Documents, to the extent that it is a party thereto, and each of the Nevada Subsidiaries has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by it of this Agreement, the Indenture and its Subsidiary Guarantee and the Collateral Documents to which they are parties.

(iii) To the extent the Nevada Subsidiaries are parties thereto, the Indenture, the Subsidiary Guarantees contained therein and the Collateral Documents have been duly and validly authorized, and the Indenture, such Subsidiary Guarantees and the Collateral Documents have been executed and delivered by the Nevada Subsidiaries.

(iv) To the best of such counsel’s knowledge, none of the Nevada Subsidiaries is in violation of any term or provision of its articles or incorporation or bylaws, or articles of organization or operating agreement, as the case may be. Except as disclosed in the Registration Statement and the Prospectus, to the best of such counsel’s knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by any of the Nevada Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which any of the Nevada Subsidiaries is a party or by which they or any of their assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

(v) Each of the Company and the Nevada Subsidiaries has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the “Nevada Gaming Laws”)(each, a “Nevada Permit”) to own, lease and license its assets and properties and to conduct its business as described in the Registration Statement and the Prospectus but only to the extent the same are currently conducted and operated and to issue the Notes and to execute the Subsidiary Guarantees and the Collateral Documents, except to the extent disclosed in the Registration Statement and in the Prospectus with respect to the granting of a security interest in the Conditional Collateral (as defined in the Prospectus) under the Gaming Laws. To the best of such counsel’s knowledge, the Company and each of the Nevada Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to Nevada Permits except to the extent disclosed in the Registration Statement and in the Prospectus with respect to the granting of a security interest in the Conditional Collateral under the Gaming Laws, and, to the best of such counsel’s knowledge, neither the Company nor any Nevada Subsidiary is in violation of any term or provision of any such Nevada Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.

(vi) To the extent the Nevada Subsidiaries are parties hereto, this Agreement has been duly authorized, executed and delivered by the Nevada Subsidiaries. Except to the extent disclosed in the Registration Statement and in the Prospectus with respect to the granting of a security interest in the Conditional Collateral under the Gaming Laws, no Nevada Permits are required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement and the Prospectus to be entered into prior to or contemporaneously with the sale of the Notes and the execution of the Subsidiary Guarantees and the Collateral Documents, except (i) as disclosed in the Registration Statement and the Prospectus (including the granting of a security interest in the Conditional Collateral under the Gaming Laws) and (ii) for such Nevada Permits that have been obtained. The execution, delivery and performance of this Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents and the consummation of the transactions contemplated herein and therein and compliance by the Nevada Subsidiaries with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (except for Liens pursuant to the Collateral Documents) upon any property or assets of any Nevada Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Nevada Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any Nevada Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Nevada Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Nevada Subsidiaries considered as one enterprise or (B) the charter or by-laws of any Nevada Subsidiary.

(vii) Assuming (except as hereinafter provided with respect to the Notes) the due authorization, execution and delivery of the Indenture by the Company and the Trustee, the Indenture and the Collateral Documents to which it is a party constitute, and the Notes, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors’ rights generally or by general equitable principles and except that certain provisions of the above- referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

(viii) The Indenture (including the Subsidiary Guarantees therein) and the Collateral Documents have been duly authorized, executed and delivered by the Company Nevada Subsidiaries to the extent they are parties thereto. Assuming the due authorization, execution and delivery of the Indenture and the Collateral Documents by the Subsidiary Guarantors (other than the Nevada Subsidiaries) and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture (including the Subsidiary Guarantees therein) and the Collateral Documents to which they are a party constitute valid and binding agreements of the Subsidiary Guarantors enforceable against such Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors’ rights generally or by general equitable principles and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Subsidiary Guarantors under the Indenture and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada. Nevada law requires approval under the Nevada Gaming Laws prior to the sale, disposition or distribution of slot machines or other gaming devices or in order to operate or conduct gaming activities at a gaming facility or to receive the proceeds from either of the foregoing.

(ix) The statements under the caption “Regulation and Licensing—Nevada Gaming Regulation” (and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the caption “Item 1. Business-Regulation and Licensing-Nevada Government Regulation”) included in the Prospectus insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

(x) Assuming that (i) the execution, delivery and performance of the Intercreditor Agreement are within the power of the parties thereto, (ii) such document has been duly authorized, executed and delivered and (iii) such document will not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the parties thereto are subject; then the Intercreditor Agreement constitutes the valid, binding and enforceable obligation of the parties thereto, enforceable in accordance with its terms including, without limitation, the provisions thereof which provide that the Liens held by the Collateral Agent shall be for the equal, ratable and pari passu benefit of the Creditor Groups to the extent of their respective Qualified Obligations.

(xi) The Notes have been designated as Additional Qualified Obligations pursuant to Section 4 of the Intercreditor Agreement entitled to the benefits of the Intercreditor Agreement. In rendering this opinion we have: (i) assumed that the Collateral Agent recorded the Notes in the Register, (ii) relied upon a certificate of Bryan Wright, the Assistant Secretary of the Company to the effect that the Company delivered the items set forth in paragraphs (a)-(d) in Section 4 of the Intercreditor Agreement, (iii) relied upon the opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to the effect that addition of the Notes as Qualified Obligations is permitted by the Credit Documents, and (iv) assumed the Collateral Agent received no notice that a Trigger Event has occurred.

(xii) The “Aircraft Mortgages” as defined in the Intercreditor Agreement created valid security interests in the Collateral described therein. Amendment No. 3 to the Aircraft Chattel Mortgages add the Notes and the 2004 Guarantees as additional “Secured Obligations” secured by the Collateral described in the Aircraft Mortgages. Each Aircraft Mortgage (as previously amended by Amendment Nos. 1 and 2 thereto) remains the legal, valid and binding obligation of the Nevada Subsidiary signatory thereto continuing to be enforceable by its terms after giving effect to the respective Amendment No. 3 thereto. Assuming the due authorization, execution and delivery of the Aircraft Mortgages by the Company, each Aircraft Mortgage (as previously amended by Amendment Nos. 1 and 2 thereto) remains the legal, valid and binding obligation of the Company continuing to be enforceable by its terms after giving effect to the respective Amendment No. 3 thereto. The “Security Agreement” as defined in Amendment No. 3 to Security Agreement created valid security interests in favor of the Collateral Agent for the benefit of the Creditors in the Collateral of the Company and the Guarantors described therein. Amendment No. 3 to Security Agreement adds the Notes and the “2004 Guarantees” (as defined in Amendment No. 3 to Security Agreement) as additional “Secured Obligations” secured by the Collateral described in the Security Agreement. The Security Agreement (as previously amended by Amendment Nos. 1 and 2 thereto) remains the legal, valid and binding obligation of the Nevada Subsidiary signatory thereto continuing to be enforceable by its terms after giving effect to the Amendment No. 3 to Security Agreement. Assuming the due authorization, execution and delivery of the Security Agreement by the Company and those Grantors who are not Nevada Restricted Subsidiaries, the Security Agreement remains the legal, valid and binding obligation of the Company and each Grantor signatory thereto continuing to be enforceable by its terms after giving effect to Amendment No. 3 to the Security Agreement. Assuming that financing statements as contemplated by Section 2 of the Security Agreement were filed with the Nevada Secretary of State, and have not been terminated or released, the security interests securing the Secured Obligations (including the Notes and the 2004 Guarantees added to the Secured Obligations by Amendment No. 3 to the Security Agreement) created by the Security Agreement in the Collateral described therein owned by the Nevada Companies is perfected to the fullest extent that such interests may be perfected by the filing of the financing statements with the Secretary of State of the State of Nevada under the Uniform Commercial Code as in effect in Nevada.

(xiii) The Pledge Agreement created valid security interests in favor of the Collateral Agent for the benefit of the Creditors in the Pledged Collateral described therein. Amendment No. 3 to Pledge Agreement adds the Notes and the “2004 Guarantees” (as defined in Amendment No. 3 to Pledge Agreement) as additional “Secured Obligations” secured by the Pledged Collateral described in the Pledge Agreement. The Pledge Agreement remains the legal, valid and binding obligation of the Nevada Subsidiary signatory thereto continuing to be enforceable by its terms after giving effect to the Amendment No. 2 to Pledge Agreement.

(xiv) Each “Deed of Trust” (as so defined in each of the amendments to the Construction Deeds of Trust described on Exhibit B hereto, each an “Amendment to Deed of Trust” and collectively, the “Amendments to the Deeds of Trust”) remains the legal, valid and binding obligation of the Nevada Subsidiary signatory thereto continuing to be enforceable by its terms after giving effect to the respective Amendment to Deed of Trust. Upon the recordation of the Amendments to the Deeds of Trust in the Office of the County Recorder of Clark County, Nevada, the term “Secured Obligations” in each Deed of Trust referenced therein will include the “2004 Guarantees” (as defined in each Amendment to Deed of Trust) within the Credit Documents which, when taken together with Section 1 of the Omnibus Amendment No. 3 to each “New Guarantee” (as defined in the Intercreditor Agreement) which includes the Notes as “Guaranteed Obligations” under each New Guarantee, the Notes will become “Secured Obligations” under Section 1.2 of each Deed of Trust. Assuming each Deed of Trust was recorded in the Office of the County Recorder of Clark County, Nevada and each Amendment to Deed of Trust was also so recorded, then each Deed of Trust as amended by its respective Amendment to Deed of Trust created in favor of the Collateral Agent a valid lien on the Material Real Property described in such Deed of Trust to secure the “Secured Obligations” (defined in such Deed of Trust) imparting constructive notice of such lien to third parties pursuant to Nev. Rev. Stat. 111.320.

Exhibit C

Opinion matters covered by Sterns & Weinroth, A Professional Corporation,

New Jersey counsel to the Company

(i) Each of MGM Grand Atlantic City, Inc. (“MGM-AC”) and MAC, CORP. (“MAC” and together with MGM-AC, the “New Jersey Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of New Jersey. All of the issued and outstanding shares of capital stock of MGM-AC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company. Assuming the Company acquired such shares without knowledge of any adverse claim, to the best of such counsel’s knowledge, the Company holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. All of the issued and outstanding shares of capital stock of MAC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by Mirage Resorts, Incorporated. Assuming Mirage Resorts, Incorporated acquired such shares without knowledge of any adverse claim, to the best of such counsel’s knowledge, Mirage Resorts, Incorporated holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel’s knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any New Jersey Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

(ii) Each of the New Jersey Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture, its Subsidiary Guarantee and the Collateral Documents, to the extent that it is a party hereto or thereto.

(iii) Each New Jersey Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture, its Subsidiary Guarantee and the Collateral Documents, to the extent that it is a party hereto or thereto.

(iv) To such counsel’s knowledge, no New Jersey Subsidiary is in violation of any term or provision of its charter or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel’s knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such New Jersey Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such New Jersey Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

(v) The execution, delivery and performance of this Agreement, the Indenture, the Subsidiary Guarantees and the Collateral Documents and the consummation of the transactions contemplated thereby will not (A) to such counsel’s knowledge, conflict with or result in a breach of any of the terms and provisions of, or require the prepayment of any indebtedness under, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Encumbrances) upon any property or assets of the New Jersey Subsidiaries pursuant to the terms of any material agreement, instrument, franchise, license or permit to which either is a party or by which they may be bound or to which any of their property or assets is subject or (B) violate any Laws of the State of New Jersey having applicability to the Company, the Nevada Subsidiary or the New Jersey Subsidiaries or conflict with any provision of the certificates of incorporation or by-laws of the New Jersey Subsidiaries or, to such counsel’s knowledge, any judgment, decree, order, statute, rule or regulation of any New Jersey court or any New Jersey public, governmental or regulatory agency or body having jurisdiction over the Company, the Nevada Subsidiary or the New Jersey Subsidiaries or any of their properties or assets, which, in the case of either clause (A) or (B) would have a material adverse effect on the condition, financial or otherwise or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

(vi) No authorization, approval, consent, order, license, certificate or permit (each, “a New Jersey Permit”) required of or from any governmental or regulatory body under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the “New Jersey Gaming Laws”) is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees and the execution, delivery and performance of the Collateral Documents) except as disclosed in the Registration Statement or the Prospectus and except for such New Jersey Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such approvals have not been revoked, modified or rescinded.

(vii) The statements in the Prospectus under the caption “Regulation and Licensing—New Jersey Government Regulation” insofar as such statements constitute a summary of matters of New Jersey law, a summary of New Jersey proceedings or New Jersey legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

(viii) To such counsel’s knowledge, there is no New Jersey action, suit or proceeding before or by any court or governmental agency or body now pending, or threatened, against or affecting the Company, the Nevada Subsidiary or the New Jersey Subsidiaries

which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

(ix) Assuming that the Security Agreement (as defined in the Intercreditor Agreement), as amended by that certain Amendment No. 1 to Security Agreement dated as of September 17, 2003, Amendment No. 2 to Security Agreement dated as of November 24, 2003, and Amendment No. 3 to Security Agreement dated as of January     , 2004, made by the Company and certain of its subsidiaries, as grantors, in favor of the Collateral Agent (the “Amended Security Agreement”), creates a valid security interest in the tangible personal property of the New Jersey Subsidiaries described therein, and assuming that the Form UCC-1 financing statements attached hereto remain properly filed with the Clerk of Atlantic County, New Jersey, the liens in the Collateral described therein will be perfected security interests, to the extent a security interest can be perfected therein by the filing of Form UCC-1 financing statements under the Uniform Commercial Code as in effect in the State of New Jersey (the “NJUCC”). Such counsel shall call attention, however, to the necessity of filing continuation statements from time to time under applicable provisions of the NJUCC in order to maintain such perfection.

(x) The Third Amendment to Construction Mortgage dated as of January     , 2004, by and between the Collateral Agent and, the Nevada Subsidiary (the “Amendment to Mortgage”) is in proper form under the laws of the State of New Jersey (i) for execution and recording and, (ii) together with the Mortgage executed and delivered by the Nevada Subsidiary, for the creation of a valid lien upon the real property of the Nevada Subsidiary described therein and located in New Jersey securing the performance of the Secured Obligations (as defined in the Mortgage as amended by the Amendment to Mortgage).

(xi) Assuming the proper recordation of the Mortgage executed and delivered by the Nevada Subsidiary with the office of the Clerk of Atlantic County, the proper recording of the Amendment to Mortgage with the office of the Clerk of Atlantic County, New Jersey constitutes all filing and recording necessary to perfect the lien of the Amendment to Mortgage as a valid lien on the real property described therein for the benefit of the Mortgagee described therein, and to impart constructive notice of such lien to third parties as provided in N.J.S.A. § 46:21-1, which lien secures the performance of the Secured Obligations.

(xii) Assuming that (i) the Creditors constitute a Creditor Group (as defined in the Intercreditor Agreement) party to and bound by the terms of the Intercreditor Agreement, (ii) the Intercreditor Agreement is enforceable according to its terms against the parties thereto as a matter of Nevada law, (iii) there exists no default under the Intercreditor Agreement and no state of affairs which, with the giving or notice or the passage of time, will become a default under the Intercreditor Agreement, and (iv) the obligations of the Nevada Subsidiary and the New Jersey Subsidiaries described in the Subsidiary Guarantees are Qualified Obligations (as defined in the Intercreditor Agreement), then to the extent New Jersey law applies, such counsel is not aware of any New Jersey law that would render ineffective the agreements of such parties contained in the Intercreditor Agreement to the effect that, as between such parties, the Lien of the Mortgage (as amended by the Amendment to Mortgage) secures the performance of the obligations of the Nevada Subsidiary described in the Subsidiary Guarantees for the equal, ratable and pari passu benefit of the Creditor Groups to the extent of their respective Qualified Obligations, except as otherwise set forth in the Intercreditor Agreement, and except as the enforcement of the Intercreditor Agreement may be limited by bankruptcy, fraudulent transfer and conveyance, insolvency, equitable subordination, reorganization, moratorium and similar laws affecting the rights of creditors generally as applied to the parties to the Intercreditor Agreement or by general equitable principles as applied to the parties to the Intercreditor Agreement.

Exhibit D

Opinion matters covered by Dickinson Wright PLLC,

Michigan counsel to the Company

(i) No authorization, approval, consent, order, license, certificate or permit (each, a “Michigan Permit”) required of or from any governmental or regulatory body under the Michigan Gaming Control Act and the rules and regulations promulgated thereunder (the “Michigan Gaming Laws”) is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and except for such Michigan Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such approvals have not been revoked, modified or rescinded.

(ii) The statements in the Prospectus under the caption “Regulation and Licensing—Michigan Government Regulation and Taxation” insofar as such statements constitute a summary of matters of Michigan law, a summary of Michigan proceedings or Michigan legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

Exhibit E

Opinion matters covered by Butler, Snow, O’Mara, Stevens & Cannada, PLLC,

Mississippi counsel to the Company

(i) Each of Beau Rivage Distribution Corp., Beau Rivage Resorts, Inc., and Bungalow, Inc. (the “Mississippi Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Mississippi. Based upon certificates of the Mississippi Subsidiaries and such counsel’s review of the articles of incorporation, bylaws, minute books and stock record books of the Mississippi Subsidiaries, all of the issued and outstanding shares of capital stock of the Mississippi Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or a wholly owned, direct or indirect, domestic subsidiary of the Company. Assuming the Company or such subsidiary acquired such shares in good faith and without knowledge of any adverse claim, to such counsel’s knowledge, the Company or such subsidiary holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel’s knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any Mississippi Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

(ii) Each of the Mississippi Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture, its Subsidiary Guarantee and the Collateral Documents, to the extent that it is a party hereto or thereto.

(iii) Based upon certificates of the Mississippi Subsidiaries and such counsel’s review of the articles of incorporation, bylaws and minute books of the Mississippi Subsidiaries, each Mississippi Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture, its Subsidiary Guarantee and the Collateral Documents, to the extent that it is a party hereto or thereto. The execution, delivery and performance of this Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents and the consummation of the transactions contemplated herein and therein and compliance by the Mississippi Subsidiaries with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (except for Liens pursuant to the Collateral Documents) upon any property or assets of any Mississippi Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Mississippi Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any Mississippi Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Mississippi Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Mississippi Subsidiaries considered as one enterprise or (B) the charter or by-laws of any Mississippi Subsidiary.

(iv) To such counsel’s knowledge, no Mississippi Subsidiary is in violation of any term or provision of its articles of incorporation or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel’s knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such Mississippi Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such Mississippi Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

(v) No authorization, approval, consent, order, license, certificate or permit (each, a “Mississippi Permit”) required of or from any governmental or regulatory body under the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder (“Mississippi Gaming Laws”) is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and the Prospectus and except for such Mississippi Permits that have been obtained. This Agreement, the Collateral Documents to which any Mississippi Subsidiary is a party, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, or the requirement for approval has been waived, and such approvals or waivers have not been revoked, modified or rescinded.

(vi) The statements in the Prospectus under the caption “Regulation and Licensing—Mississippi Government Regulation” insofar as such statements constitute a summary of matters of Mississippi law, a summary of Mississippi proceedings or Mississippi legal conclusions, in each case as in effect at the date such statements were made, are correct in all material respects.

(vii) The Indenture (including the Subsidiary Guarantees therein) and the Collateral Documents to which any Mississippi Subsidiary is a party have been validly executed and delivered by the respective Mississippi Subsidiaries. The Deed of Trust is enforceable against the Mississippi Subsidiaries party thereto in accordance with its terms, except as (i) such enforcement may be limited by bankruptcy, fraudulent transfer and conveyance, insolvency, equitable subordination, reorganization, moratorium and similar laws affecting the rights of creditors generally, and (ii) such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and discretion of a court, (iii) rights to indemnity and contribution may be limited by applicable law, and (iv) creditor’s rights may be affected by the Mississippi Gaming Laws; and provided that certain remedies in the Deed of Trust may not be enforceable in whole or in part under the laws of the State of Mississippi, but the inclusion of such remedies does not affect the validity of the Deed of Trust and the Deed of Trust contains adequate provisions for enforcing payment of the monetary obligations of the Mississippi Subsidiaries under the Deed of Trust and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Mississippi.

(viii) The Mississippi Subsidiaries are not, nor will be upon the execution and delivery of the Indenture (including the Subsidiary Guarantees therein) and the Collateral Documents, subject to regulation under any Mississippi statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Mississippi Gaming Laws and any rules, ordinances or regulations of local regulatory authorities, the provisions of which have been complied with.

(ix) Assuming that (i) the execution, delivery and performance of the Intercreditor Agreement are within the power of the parties thereto, (ii) such document has been duly authorized, executed and delivered, (iii) such document will not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the parties thereto are subject, and (iv) such document is enforceable against the parties thereto as a matter of Nevada law, then to the extent Mississippi law applies, such counsel is not aware of any Mississippi law that would render ineffective any agreements of such parties to the effect that the obligations in the Notes and Subsidiary Guarantees of the Mississippi Subsidiaries are Qualified Obligations, as that term is defined by the Intercreditor Agreement, and the liens held by the Collateral Agent (including the Deed of Trust upon execution and recordation of the Fourth Amendment to Deed of Trust in the Office of the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi, in the Records of Mortgages and Deeds of Trust on Land) shall be for the equal, ratable and pari passu benefit of the Creditor Groups as defined in the Intercreditor Agreement to the extent of the obligations described in the 2002 Guaranties, as amended by the Amendment to Guarantees and the Subsidiary Guarantees of the Mississippi Subsidiaries and their other respective Qualified Obligations as defined in the Intercreditor Agreement, except as otherwise set forth in the Intercreditor Agreement, and except as the enforcement of the Intercreditor Agreement may be limited by bankruptcy, fraudulent transfer and conveyance, insolvency, equitable subordination, reorganization, moratorium and similar laws affecting the rights of creditors generally as applied to the parties to the Intercreditor Agreement or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and discretion of a court, as applied to the parties to the Intercreditor Agreement.

(x) The security interests created under the Security Agreement are perfected to the fullest extent that such interests may be perfected by the filing of financing statements in the State of Mississippi under the Uniform Commercial Code in effect in Mississippi (the “Mississippi UCC”). We call to your attention the necessity of filing continuation statements from time to time under applicable provisions of the Mississippi UCC in order to maintain such perfection.

(xi) The recording of the Fourth Amendment to Deed of Trust (Beau Rivage and Bungalow) with the office of the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi, in both the Land Deeds Records and the Records of Mortgages and Deeds of Trust on Land, constitutes all filing and recording necessary to perfect the lien of the Deed of Trust as a valid lien on the real property and fixtures described therein.

Exhibit F

Opinion matters covered by Gibson, Dunn & Crutcher LLP

The matters set forth in (v) (as to Delaware corporations), (vi), (vii), (xiii) (except as to Collateral Documents), (xiv) (except as to Collateral Documents), (xv), (xvi) and (xvii), of Exhibit A.

In giving its opinions required by subsection (b)(6) of Section 5, Gibson, Dunn & Crutcher LLP shall be entitled to rely on the opinions of internal counsel to the Company and Lionel Sawyer and Collins with respect to Nevada law matters, Butler, Snow, O’Mara, Stevens & Cannada, PLLC with respect to Mississippi law matters and Sterns & Weinroth with respect to New Jersey law matters.

Exhibit G

Opinion matters covered by Bryan Wright

(i) All of the issued and outstanding shares of capital stock of each of the domestic Company Subsidiaries identified as Nevada entities on Schedule C hereto (the “Nevada Subsidiaries”) have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. All of the issued and outstanding membership interests of each of the Nevada Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. Assuming that the Company acquired such shares and interests in good faith and without knowledge of any adverse claim, to the best of such counsel’s knowledge, the Company or its subsidiary holds such shares and interests free and clear of any security interest, lien, encumbrance or other adverse claim. To the best of such counsel’s knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any of the Nevada Subsidiaries or any security convertible into, exercisable for, or exchangeable for stock of any Nevada Subsidiary.

(ii) Each of the Nevada Subsidiaries has all requisite corporate or limited liability company power and authority to own, lease and license its assets and properties, to conduct its businesses as described and to the extent described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture and its Subsidiary Guarantee, to the extent that it is a party hereto or thereto.

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